Exhibit 99.1

NEWS RELEASE
ENSCO INTERNATIONAL INCORPORATED

500 North Akard • Suite 4300 • Dallas, Texas 75201-3331 Tel: (214) 397-3000 • Fax: (214) 397-3370 • Web Site: www.enscous.com

ENSCO REPORTS SECOND QUARTER 2004 RESULTS

Dallas, Texas, July 20, 2004 ... ENSCO International Incorporated (NYSE: ESV) reported net income of $17.5 million ($0.12 per diluted share) on revenues of $181.4 million for the three months ended June 30, 2004, compared to net income of $31.1 million ($0.21 per diluted share) on revenues of $194.3 million for the three months ended June 30, 2003. ENSCO's income from continuing operations was $18.0 million ($0.12 per diluted share) in the second quarter of 2004, compared to $27.4 million ($0.18 per diluted share) for the three months ended June 30, 2003. Discontinued operations include the Company's marine transportation vessels sold in April 2003 and three rigs sold and exchanged for construction of ENSCO 107, a new high-specification jackup rig, as announced in February 2004.

ENSCO's net income was $38.5 million ($0.26 per diluted share) on revenues of $367.9 million for the six months ended June 30, 2004, compared to net income of $54.0 million ($0.36 per diluted share) on revenues of $387.2 million for the six months ended June 30, 2003. ENSCO's income from continuing operations was $39.3 million ($0.26 per diluted share) for the first six months of 2004, compared to $54.1 million ($0.36 per diluted share) for the six months ended June 30, 2003.

The average day rate for ENSCO's operating jackup rig fleet was $51,200 for the second quarter of 2004, compared to $47,500 in the prior year quarter. Utilization for the Company's jackup fleet decreased to 83% in the most recent quarter, from 88% in the second quarter of 2003. Excluding rigs in a shipyard for contract preparation, regulatory inspection and enhancements, ENSCO's jackup utilization was 88% in the most recent quarter, compared to 96% in the year earlier period. Lower utilization for ENSCO's North Sea jackup rigs was the primary reason for this decrease.

Carl Thorne, Chairman and Chief Executive Officer of ENSCO, commented on the Company's outlook and markets: "With international demand for jackups strengthening, we are proceeding as planned with rig relocations. We continue to make good progress with our fleet renewal program.

"The ENSCO 67 departed the Gulf of Mexico in June and will enter a shipyard in Singapore to undergo a major upgrade, including conversion from slot to cantilever configuration, with redelivery expected in the second quarter of 2005. We altered our plans to relocate ENSCO 93 and ENSCO 95 from the Gulf of Mexico to the Middle East when we were unable to meet the transport vessel's departure deadline in June. Both rigs were scheduled to enter a shipyard for enhancement upon arrival in the Middle East. In order to expedite rig availability in the Middle East, we decided to relocate ENSCO 88 in lieu of ENSCO 93. The ENSCO 88 upgrade is well underway in a Gulf of Mexico shipyard with expected completion in mid-August. The rig will thereupon mobilize to a Middle East shipyard to install additional quarters and should be available for work by mid-October, essentially in the same time frame as the original plan for ENSCO 93. ENSCO 95 will mobilize to a shipyard in the Middle East in late July to undergo a major upgrade, with redelivery in November 2004 as originally planned. ENSCO 93 has returned to work in the Gulf of Mexico.

"We continue our upgrade program in the Gulf of Mexico. ENSCO 68 is in a shipyard for a major enhancement with redelivery expected in October 2004. We expect ENSCO 87 to follow in the fourth quarter for a nine-month major upgrade. With respect to more limited upgrades, ENSCO 84 will enter a shipyard late in the third quarter for a four-month enhancement project. We now expect to incur approximately 21 rig-months of downtime in connection with all of our jackup rig enhancements during the remainder of this year.

"Consistent with our expectations, the demand for premium jackups is strengthening with activity in the second half of the year expected to be stronger than in the first half. Drilling activity remains strong in the Pacific Rim, Middle East, and India, with attractive long-term work opportunities continuing to evolve. After having lagged other markets, the Gulf of Mexico and the North Sea are now showing signs of improvement."

Statements contained in this news release that state the Company's or management's intentions, hopes, beliefs, expectations, anticipations or predictions of the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include references to any trends in day rates or utilization, future rig utilization and contract commitments, the period of time and number of rigs that will be in a shipyard, and market trends, outlook, or conditions. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. The factors that could cause actual results to differ materially from those in the forward-looking statements include the following: (i) industry conditions and competition, (ii) cyclical nature of the industry, (iii) worldwide expenditures for oil and gas drilling, (iv) operational risks, (v) risks associated with operating in foreign jurisdictions, (vi) renegotiation, nullification, or breach of contracts with customers or other parties, (vii) environmental or other liabilities that may arise in the future which are not covered by insurance or indemnity, (viii) the impact of current and future laws and government regulation, as well as repeal or modification of same, affecting the oil and gas industry in general and the Company's operations in particular, (ix) changes in the dates the Company's rigs undergoing shipyard work or enhancement will enter a shipyard or return to service, (x) availability of transport vessels to relocate rigs, (xi) political and economic uncertainty, and (xii) other risks described from time to time in the Company's SEC filings. Copies of such filings may be obtained at no charge by contacting the Company's investor relations department at 214-397-3045 or by referring to the investor relations section of the Company's website at http://www.enscous.com.

All information in this press release is as of July 20, 2004. The Company undertakes no duty to update any forward-looking statement, to conform the statement to actual results, or reflect changes in the Company's expectations.

ENSCO, headquartered in Dallas, Texas, provides contract drilling services to the global petroleum industry.

Contact: Richard LeBlanc 214-397-3011

-------------------------------------------------------------

ENSCO will conduct a conference call at 10:00 a.m. Central Daylight Time on Tuesday, July 20, 2004, to discuss its second quarter results. The call will be broadcast live over the Internet at www.enscous.com. Interested parties also may listen to the call by dialing 719.457.2679. We recommend that participants call five to ten minutes before the scheduled start time.

A replay of the conference call will be available on ENSCO's web site www.enscous.com, or by phone for 24 hours after the call by dialing 719.457.0820 (access number 230446).

ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED STATEMENT OF INCOME (In millions, except per share data) (Unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2004		2003		2004		2003

OPERATING REVENUES	$181.4		$194.3		$367.9		$387.2

OPERATING EXPENSES
Contract drilling	107.0		109.0		214.4		218.5
Depreciation and amortization	36.0		32.6		71.6		64.4
General and administrative	7.4		4.8		13.1		10.7

	150.4		146.4		299.1		293.6

OPERATING INCOME	31.0		47.9		68.8		93.6

OTHER INCOME (EXPENSE)
Interest income	0.8		0.9		1.6		1.6
Interest expense, net	(9.7)		(9.1)		(19.7)		(18.3)
Other, net	1.0		(1.4)		1.5		(1.2)

	(7.9)		(9.6)		(16.6)		(17.9)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	23.1		38.3		52.2		75.7

PROVISION FOR INCOME TAXES	5.1		10.9		12.9		21.6

INCOME FROM CONTINUING OPERATIONS	18.0		27.4		39.3		54.1

DISCONTINUED OPERATIONS	(0.5)		3.7		(0.8)		(0.1)

NET INCOME	$ 17.5		$ 31.1		$ 38.5		$ 54.0

EARNINGS PER SHARE - BASIC
Continuing operations	$ 0.1	2	$ 0.1	8	$ 0.2	6	$ 0.3	6
Discontinued operations	0.0	0	0.0	3	0.0	0	0.0	0

	$ 0.1	2	$ 0.2	1	$ 0.2	6	$ 0.3	6

EARNINGS PER SHARE - DILUTED
Continuing operations	$ 0.1	2	$ 0.1	8	$ 0.2	6	$ 0.3	6
Discontinued operations	0.0	0	0.0	3	0.0	0	0.0	0

	$ 0.1	2	$ 0.2	1	$ 0.2	6	$ 0.3	6

AVERAGE COMMON SHARES OUTSTANDING
Basic	150.8		149.5		150.7		149.4
Diluted	150.8		150.1		150.8		149.9

ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED BALANCE SHEET (In millions)

	June 30,	December 31,
	2004	2003
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 283.2	$ 354.0
Accounts receivable, net	144.9	149.4
Prepaid expenses and other	31.8	39.9

Total current assets	459.9	543.3

PROPERTY AND EQUIPMENT, NET	2,375.0	2,217.2

GOODWILL	342.7	342.7

OTHER ASSETS	41.2	79.8

	$3,218.8	$3,183.0

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 166.7	$ 164.4
Current maturities of long-term debt	23.0	23.0

Total current liabilities	189.7	187.4

LONG-TERM DEBT	538.5	549.9

DEFERRED INCOME TAXES	353.5	345.9

OTHER LIABILITIES	18.5	18.7

STOCKHOLDERS' EQUITY	2,118.6	2,081.1

	$3,218.8	$3,183.0

ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (In millions) (Unaudited)

	Six Months Ended June 30,
	2004	2003

OPERATING ACTIVITIES
Net income	$ 38.5	$ 54.0
Adjustments to reconcile net income to net cash provided
by operating activities of continuing operations:
Depreciation and amortization	71.6	64.4
Changes in working capital and other	18.4	5.4

Net cash provided by operating activities of continuing operations	128.5	123.8

INVESTING ACTIVITIES
Additions to property and equipment	(179.7)	(100.6)
Net proceeds from sale of discontinued operations	--	78.8
Other	(3.9)	28.4

Net cash provided by (used in) investing activities of continuing operations	(183.6)	6.6

FINANCING ACTIVITIES
Reduction of long-term borrowings	(11.5)	(11.5)
Cash dividends paid	(7.5)	(7.5)
Other	4.7	5.3

Net cash used in financing activities of continuing operations	(14.3)	(13.7)

EFFECT OF EXCHANGE RATE FLUCTUATIONS ON CASH AND CASH EQUIVALENTS	(1.4)	1.0

NET CASH USED IN DISCONTINUED OPERATIONS	--	(2.6)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(70.8)	115.1

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	354.0	147.1

CASH AND CASH EQUIVALENTS, END OF PERIOD	$283.2	$262.2

ENSCO INTERNATIONAL INCORPORATED OPERATING STATISTICS (Unaudited)

			First
	Second Quarter		Quarter
	2004	2003	2004

Contract drilling
Average day rates
Jackup rigs
North America	$ 38,829	$ 27,937	$ 38,964
Europe/Africa	62,131	69,786	56,506
Asia Pacific	61,862	62,791	63,931
South America/Caribbean	89,957	86,104	89,637

Total jackup rigs	51,221	47,499	50,166
Semisubmersible rig - N. America	n/a	188,346	184,815
Barge rigs
Asia Pacific	47,867	40,239	41,788
South America/Caribbean	36,268	41,368	41,900

Total barge rigs	40,741	40,816	41,845
Platform rigs - North America	29,475	26,408	28,486

Total	$ 49,911	$ 49,548	$ 51,481

Utilization
Jackup rigs
North America	86%	88%	87%
Europe/Africa	66%	95%	91%
Asia Pacific	87%	82%	76%
South America/Caribbean	90%	98%	98%

Total jackup rigs	83%	88%	85%
Semisubmersible rig - N. America	0%	100%	66%
Barge rigs
Asia Pacific	100%	96%	100%
South America/Caribbean	27%	17%	17%

Total barge rigs	37%	28%	29%
Platform rigs - North America	33%	67%	33%

Total	72%	79%	74%